    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2001.
                                                   REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                           TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)

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       CAYMAN ISLANDS                             1381                         N/A
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)       Classification Code Number)       Identification No.)

                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
                                 (713) 232-7500
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                               ERIC B. BROWN, ESQ.
                           TRANSOCEAN SEDCO FOREX INC.
                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
                                 (713) 232-7500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                   Copies to:
        GENE J. OSHMAN                               RICHARD HALL, ESQ.
      BAKER BOTTS L.L.P.                           CRAVATH, SWAINE & MOORE
     3000 ONE SHELL PLAZA                             825 EIGHTH AVENUE
   HOUSTON, TEXAS 77002-4995                      NEW YORK, NEW YORK 10019
        (713) 229-1234                                 (212) 474-1000

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         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-46374

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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                         CALCULATION OF REGISTRATION FEE

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                                                                           PROPOSED       PROPOSED
                                                                           MAXIMUM        MAXIMUM
                                                             AMOUNT        OFFERING      AGGREGATE      AMOUNT OF
                TITLE OF EACH CLASS OF                        TO BE       PRICE PER       OFFERING    REGISTRATION
             SECURITIES TO BE REGISTERED                 REGISTERED(1)      SHARE         PRICE(2)         FEE
---------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value $.01 per share ............      140,000           --         $6,188,000       $1,547
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(1)      Represents the number of additional ordinary shares, par value $0.01 per share ("Ordinary Shares"), of Transocean Sedco Forex Inc., a company incorporated under the laws of the Cayman Islands (the
         "Registrant"), estimated to be issuable in connection with the merger
         (the "Merger") of TSF Delaware Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Registrant, with and into R&B
         Falcon Corporation, a Delaware corporation ("R&B Falcon"), as described in Registration Statement No. 333-46374, which was previously filed on
         Form S-4 on September 22, 2000 and subsequently amended on October 26,
         2000 and October 30, 2000, and upon the exercise of options to purchase
         R&B Falcon common shares which will be assumed by the Registrant in connection with the Merger and, thereafter, be exercisable for Ordinary
         Shares. In connection with the filing of that Registration Statement,
         119,146,879 Ordinary Shares of the Registrant were registered with the
         Securities and Exchange Commission and a fee of $1,683,567 was paid.

(2) Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to (x) the estimated number of additional R&B Falcon common shares to be exchanged in the Merger multiplied by (y) $22.10, the average of the high and low sale prices per share of R&B Falcon common shares on the New York Stock Exchange on January 26, 2001.

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

                                EXPLANATORY NOTE

         This Registration Statement is being filed by the Registrant, pursuant to General Instruction K to Form S-4 Registration Statement and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 140,000 Ordinary Shares, of the Registrant for issuance pursuant to the merger (the "Merger") of an indirect wholly owned subsidiary of the Registrant with and into R&B Falcon Corporation ("R&B Falcon") and upon the exercise of options to purchase R&B Falcon common shares which will be assumed by the Registrant in connection with the Merger and, thereafter, be exercisable for Ordinary Shares.

         The Registrant previously registered a total of 119,146,879 Ordinary Shares for issuance in connection with the Merger by means of a currently effectively Registration Statement on Form S-4 (Registration No. 333-46374), which was originally filed with the Securities and Exchange Commission on September 22, 2000 and subsequently amended on October 26, 2000 and October 30, 2000 (as amended, the "Prior Registration Statement"). The total number of Registrant Ordinary Shares to be issued pursuant to the merger is now expected not to exceed 119,286,879 shares.

         The contents of the Prior Registration Statement are incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The following exhibits are filed herewith or incorporated by reference herein:

       Exhibit No.     Description

          *5           Opinion of Walkers, Cayman Islands.

           8.1 Opinion of Cravath, Swaine & Moore regarding certain U.S. federal income tax consequences.

           8.2         Opinion of Baker Botts L.L.P. regarding certain U.S.
                       federal income tax consequences.

          15.1         Letter Regarding Unaudited Interim Financial Information.

          23.1         Consent of Ernst & Young LLP.

          23.2         Consent of PricewaterhouseCoopers LLP.

          23.3         Consent of Arthur Andersen LLP.

         *23.4         Consent of Walkers, Cayman Islands (included in Exhibit
                       5).

          23.5         Consent of Simmons & Company International.

          23.6         Consent of Goldman, Sachs & Co.

          23.7         Consent of Morgan Stanley & Co. Incorporated.

          23.8         Consent of Cravath, Swaine & Moore (included in Exhibit
                       8.1).

          23.9         Consent of Baker Botts L.L.P. (included in Exhibit 8.2)

         *24           Powers of Attorney.

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*    Incorporated by reference from the Registrant's Registration Statement on
     Form S-4, as amended (Registration No. 333-46374)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31th day of January, 2001.

                                        TRANSOCEAN SEDCO FOREX INC.



                                        By: /s/ ROBERT L. LONG
                                           -------------------------------------
                                             Robert L. Long
                                             Executive Vice President and
                                             Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on January 31, 2001.


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                     SIGNATURE                                                TITLE
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

                         *                          Chairman of the Board of Directors
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                Victor E. Grijalva

              /s/ J. MICHAEL TALBERT                President, Chief Executive Officer and Director
---------------------------------------------------      (Principal Executive Officer)
                J. Michael Talbert

                /s/ ROBERT L. LONG                  Executive Vice President and Chief Financial Officer
---------------------------------------------------      (Principal Financial Officer)
                  Robert L. Long

               /s/ RICARDO ROSA                     Vice President and Controller
---------------------------------------------------      (Principal Accounting Officer)
                   Ricardo Rosa

                         *                          Director
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                 Richard D. Kinder

                         *                          Director
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               Ronald L. Kuehn, Jr.

                         *                          Director
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                 Arthur Lindenauer

                         *                          Director
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                Martin B. McNamara

                         *                          Director
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                   Roberto Monti

                         *                          Director
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                    Alain Roger
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

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

                         *                          Director
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                   Kristian Siem

                         *                          Director
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                  Ian C. Strachan

* By:         /s/ WILLIAM E. TURCOTTE
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                William E. Turcotte
                (Attorney-in-Fact)
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


                               INDEX TO EXHIBITS

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EXHIBIT
NUMBER                   DESCRIPTION
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

 *5                      Opinion of Walkers, Cayman Islands.

  8.1 Opinion of Cravath, Swaine & Moore regarding certain U.S. federal income tax consequences.

  8.2                    Opinion of Baker Botts L.L.P. regarding certain U.S.
                         federal income tax consequences.

 15.1                    Letter Regarding Unaudited Interim Financial
                         Information.

 23.1                    Consent of Ernst & Young LLP.

 23.2                    Consent of PricewaterhouseCoopers LLP.

 23.3                    Consent of Arthur Andersen LLP.

*23.4                    Consent of Walkers, Cayman Islands (included in Exhibit
                         5).

 23.5                    Consent of Simmons & Company International.

 23.6                    Consent of Goldman, Sachs & Co.

 23.7                    Consent of Morgan Stanley & Co. Incorporated.

 23.8                    Consent of Cravath, Swaine & Moore (included in Exhibit
                         8.1).

 23.9                    Consent of Baker Botts L.L.P. (included in Exhibit 8.2)

*24                      Powers of Attorney.
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*    Incorporated by reference from the Registrant's Registration Statement on
     Form S-4, as amended (Registration No. 333-46374)